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CUSIP No. 032165 10-2                 13G                  Page 10 of 10 pages


                                   EXHIBIT 2
                                      TO
                               AMENDMENT NO. 16
                                      TO
                                 STATEMENT ON
                                 SCHEDULE 13G
                                FILED WITH THE
                      SECURITIES AND EXCHANGE COMMISSION
                                 ON BEHALF OF
                            AMSOUTH BANCORPORATION,
                                      AND
                            AMSOUTH BANK OF ALABAMA

                 Report for the Calendar Year Ended December 31, 1994


                 The undersigned, AmSouth Bancorporation and AmSouth Bank of Alabama, hereby agree that the foregoing Statement on Schedule 13G is filed on behalf of each of them.


                           AMSOUTH BANCORPORATION



                           By: /s/ Carl L. Gorday
                               ---------------------------------
                               Carl L. Gorday, Assistant Secretary



                           AMSOUTH BANK OF ALABAMA



                           By: /s/ Carl L. Gorday
                               --------------------------------
                               Carl L. Gorday, Vice President